Schedule 14C



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
|X|  Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
|_|  Definitive Information Statement

--------------------------------------------------------------------------------
                      ACCESS INTEGRATED TECHNOLOGIES, INC.
         --------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required

|_| Fee  computed  on  table  below  per  Exchange  Act Rules  14c-5(g) and 0-11
    (1)

(1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:


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


(3) Per unit price or other underlying value of transaction computed pursuanr to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

(5)  Total fee paid

     ---------------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 (1) Amount Previously Paid:

     ---------------------------------------------------------------------------
 (2) Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
 (3) Filing Party:

     ---------------------------------------------------------------------------
 (4) Date Filed:

     ---------------------------------------------------------------------------


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


                        PRELIMINARY INFORMATION STATEMENT
                   AS FILED WITH THE SEC ON SEPTEMBER 21, 2005

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                          55 Madison Avenue, Suite 300
                          Morristown, New Jersey 07960

                                October __, 2005

To our Stockholders:

     Access Integrated Technologies, Inc. ("Access IT" or the "Company") hereby gives notice to the holders of its Class A common stock ("Class A Common Stock") and Class B common stock ("Class B Common Stock", and collectively with the Class A Common Stock, the "Common Stock") that the holders of a majority of the voting power of its outstanding Common Stock intend to take certain action by written consent to approve the issuance of shares of Class A Common Stock and warrants exercisable into Class A Common Stock in an amount greater than 20% of our outstanding shares of Common Stock. A description of the securities to be issued is contained in this information statement. The stockholders will take this action solely for the purposes of satisfying requirements of the American Stock Exchange that require an issuer of listed securities to obtain prior stockholder approval if it sells or issues common stock (or securities convertible or exercisable into common stock) equal to 20% or more of its common stock outstanding before the issuance for less than the greater of book or market value of the common stock.

     The stockholder action by consent will be taken pursuant to Section 228 of the Delaware General Corporation Law, which permits any action that may be taken at a meeting of the stockholders to be taken by written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting. All necessary corporate approvals in connection with the matters referred to in this information statement have been obtained. This information statement is being furnished to all stockholders of AccessIT pursuant to Section 14(c) of the Securities Exchange Act of 1934 and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent is expected to become effective twenty
(20) calendar days following the mailing of this information statement.

     This action has been approved by the board of directors of AccessIT and will be approved by the holders of more than a majority of shares of the outstanding Common Stock of AccessIT. YOUR CONSENT IS NOT REQUIRED AND IS NOT BEING SOLICITED IN CONNECTION WITH THIS ACTION.

                       By order of the Board of Directors

                                  A. Dale Mayo
                     President, Chief Executive Officer and
                       Chairman of the Board of Directors

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                          55 Madison Avenue, Suite 300
                          Morristown, New Jersey 07960


                              INFORMATION STATEMENT

     We are required to deliver this information statement to holders of our Class A Common Stock and Class B Common Stock in order to inform them that the holders of a majority of the voting power of our outstanding stock, without holding a meeting of stockholders at which stockholders would be entitled to vote, intend to take certain actions that would normally require such a meeting. October 5, 2005 has been fixed as the record date for the determination of stockholders who are entitled to receive this information statement.

     THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDERS OF OUR CLASS A COMMON STOCK AND CLASS B COMMON STOCK ON OR ABOUT OCTOBER 11, 2005.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                             ISSUANCE OF SECURITIES

     As of August 29, 2005, the Company entered into a letter agreement with certain accredited investors (the "Letter Agreement") pursuant to which the Investors converted all of their 7% Convertible Debentures due 2009 of the Company (the "Debentures"), and exercised all of their warrants (the "Old Warrants") issued in connection with the Debentures, previously purchased by them in February 2005. The resale by the Investors of the shares of the Company's Class A Common Stock underlying the Debentures and the Old Warrants has been previously registered by the Company on its Registration Statement on Form S-3, Registration No. 333-123279, which was declared effective by the Securities and Exchange Commission ("SEC") on March 21, 2005. The Debentures and Old Warrants converted and exercised pursuant to the Letter Agreement constituted all of the outstanding Debentures and Old Warrants. The Debentures, which had an aggregate principal amount of approximately $7.6 million, were converted into an aggregate of 1,867,322 shares of the Company's Class A Common Stock and the Old Warrants were exercised for an aggregate of 560,196 shares of Class A Common Stock. The Company realized net proceeds of approximately $2.48 million as a result of the exercise of the Old Warrants. Pursuant to the Letter Agreement, the Company agreed to issue to the Investors, upon such conversion and exercise, an aggregate of 71,359 shares (the "Shares") of Class A Common Stock and warrants (the "New Warrants") to purchase an aggregate of 760,196 shares of Class A Common Stock (the "Warrant Shares"). The New Warrants will be exercisable immediately and will remain exercisable for a period of five (5) years after the date they are issued. The initial exercise price per share of Class A Common Stock under the warrants will be $11.39. The exercise price of the warrants and the number of shares of Class A Common Stock for which the warrants are exercisable will be subject to proportionate adjustment in the event we make common stock dividends or distributions, consummate a stock split or reverse stock split or issue shares in a reclassification of our common stock.

     We expect to use the proceeds from exercise of the Old Warrants for capital expenditures and for working capital and general corporate purposes. The securities to be issued in the financing will be issued to the Investors in a private placement exempt from the registration requirements of the Securities Act of 1933 and may not be resold absent registration under the Securities Act or an exemption therefrom.

     Our Common Stock is listed on the American Stock Exchange (the "AMEX") and we are subject to the rules and requirements set forth in the AMEX Company Guide. Under Section 713 of the AMEX Company Guide, we are required to obtain stockholder approval before issuing shares of our Common Stock (or securities convertible or exercisable into Common Stock) in an amount greater than 20% or more of our Common Stock outstanding before the issuance if the purchase price per share in such issuance is less than the greater of book or market value of our Common Stock. We sometimes refer to this rule as the "20% Rule". The securities to be issued in the financing may be issued at a discount to the market price of our Class A Common Stock. In addition, although the Shares and the Warrant Shares would not constitute more than 20% of the number of shares of our Common Stock outstanding, we believe that, in the view of the AMEX, the issuance of the Shares and the Warrant Shares might be "integrated", or considered to be a single offering, with certain prior issuances of Common Stock that we have made for purposes of the 20% Rule. As a result, in order to assure compliance with the 20% Rule, we have determined to obtain stockholder approval for the issuances of the Shares, the New Warrants and the Warrant Shares and the listing of the Shares and the Warrant Shares on AMEX. We intend to obtain stockholder approval by written consent on the twenty-first (21st)day following the date on which this information statement is first sent or given to our stockholders, or as soon thereafter as is reasonably practicable. Assuming this information statement is first mailed or given to stockholders on October 11, 2005, we expect that the stockholder approval by written consent would be obtained on October 31, 2005, or promptly thereafter. A copy of the form of written consent expected to be executed in connection with the stockholder approval is attached hereto as Exhibit A.

     The Investors have acknowledged and agreed that neither the Shares nor the New Warrants will be issued until such issuances have been approved by the Company's stockholders and the listing of the Shares and the Warrant Shares on the AMEX has been authorized the AMEX. As a result, the Shares and the New Warrants are expected to be issued at a closing which is expected to occur on or about November 1, 2005.

     Issuance of the securities will result in dilution to our existing stockholders, but will not otherwise materially affect our existing common stockholders' rights as stockholders.

     We expect that, in connection with issuance of the securities, we will enter into a registration rights agreement with the purchasers. Under the terms of the registration rights agreement, we will agree to file a registration statement with the Securities and Exchange Commission on or before [_______, 2005] to cover resales of the Shares and the Warrant Shares. We will agree to cause that registration statement to be declared effective as soon as reasonably possible and to use our best reasonable efforts to keep the registration statement effective until the date which is two (2) years after the date of effectiveness of the registration statement or such earlier date on which the stockholders are able to resell all of their respective shares without volume restrictions pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

     We expect that we will also agree to indemnify each purchaser from liabilities it may incur as a result of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, except to the extent that such untrue statement or alleged untrue statement was reviewed and approved in writing by such purchaser.


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


                              NO DISSENTERS' RIGHTS

     Delaware law does not provide for dissenter's rights in connection with the approval of the actions described in this information statement.

                              NO ACTION IS REQUIRED

     No other votes are  necessary or required.  AccessIT  anticipates  that the
stockholder  consent  described  in  this  information   statement  will  become
effective on or promptly after October 31, 2005.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of September 9, 2005, the Company's directors, executive officers and principal stockholders beneficially own, directly or indirectly, in the aggregate, approximately 35.7% of its outstanding Class A Common Stock and 100% of its Class B Common Stock. Class B Common Stock entitles the holder to ten
(10) votes per share of Class B Common Stock and Class A Common Stock entitles the holder to one (1) vote per share of Class A Common Stock. In particular, A. Dale Mayo, the Company's President and Chief Executive Officer, beneficially owns 925,811 shares of Class B Common Stock and 55,411 shares of Class A Common Stock, which represent approximately 40.0% of the total voting power of the Company's outstanding Common Stock. These stockholders, and Mr. Mayo himself, will have significant influence over the Company's business affairs, with the ability to control matters requiring approval by the Company's stockholders, including the written consent set forth in this information statement.

     The following table sets forth as of September 9, 2005, certain information with respect to the beneficial ownership of the Common Stock as to (i) each person known by the Company to beneficially own more than five percent (5%) of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Named Executives and (iv) all of the Company's directors and executive officers as a group.

                              CLASS A COMMON STOCK


                                                                SHARES BENEFICIALLY OWNED (A)
                                                               -------------------------------
NAME (b)                                                       NUMBER                 PERCENT
-----                                                          ------                 -------
     A. Dale Mayo                                              981,222 (c)             6.6%
     President, Chief Executive Officer
     and Chairman of the Board of Directors
     (Principal Executive Officer)

     Brett E. Marks                                            556,134 (d)             4.0%
     Senior Vice President
     Business Development and Director

     Kevin J. Farrell                                          305,000                 2.2%
     Senior Vice President,
     Data Center Operations and Director


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


     Gary S. Loffredo                                          156,683 (e)             1.1%
     Senior Vice President,
     Business Affairs, General Counsel,
     Secretary and Director

     Jeff Butkovsky                                             86,677 (f)                *
     Senior Vice President
     Chief Technology Officer

     Brian Pflug                                               105,203 (g)                *
     Senior Vice President
     Accounting and Finance
     (Principal Financial and Accounting Officer)

     David Gajda                                               179,778                 1.3%

     Robert Davidoff                                           394,522 (h)             2.8%

     Gerald Crotty                                               3,000 (h)                *

     James Weichert                                            531,588                 3.8%

     MidMark Equity Partners II, L.P.                        2,214,879 (i)            15.8%
     177 Madison Avenue
     Morristown, NJ 07960

     Wayne L. Clevenger                                      2,221,546 (j)            15.9%
     c/o MidMark Equity Partners II, L.P.
     177 Madison Avenue
     Morristown, NJ 07960

     Matthew Finlay                                          2,221,546 (k)            15.9%
     c/o MidMark Equity Partners II, L.P.
     177 Madison Avenue, Morristown, NJ 07960

     All directors and executive officers as a group         5,528,018                35.7%


--------------------
*      Less than 1%

(a) Applicable percentage of ownership is based on 13,997,454 shares of Class A Common Stock outstanding as of September 9, 2005 together with all applicable options, warrants and other securities convertible into shares of our Class A Common Stock for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Class A Common Stock subject to options, warrants or other convertible securities exercisable within sixty (60) days after September 9, 2005 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares shown.


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


(b) Unless otherwise indicated, the business address of each person named in the table is c/o Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.

(c) Includes 825,811 shares of Class B Common Stock held by Mr. Mayo and 100,000 shares of Class B Common Stock held by Mr. Mayo's spouse. Mr. Mayo disclaims beneficial ownership of all 100,000 shares of Class B Common Stock held by Mr. Mayo's spouse. In addition, Mr. Mayo holds 9,601 Class A Common Stock, and another 45,810 Class A Common Stock issuable upon the conversion of convertible notes payable. The holder of each share of class B common stock is entitled to ten votes per share. Including the voting rights of his shares of Class B Common Stock, Mr. Mayo may exercise up to 40.0% of the total voting power of our common stock. Each share of Class B Common Stock is convertible at any time at the holder's option into one share of Class A Common Stock.

(d) Includes 533,563 shares of Class A Common Stock held by Mr. Marks' spouse, and 22,571 shares of Class A Common Stock issuable upon the conversion of convertible notes payable.

(e) Includes 136,683 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.

(f) Includes 71,667 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.

(g) Includes 85,203 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options.

(h) Represents 5,000 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options; 157,927 shares owned by CMNY Capital II, L.P., for which Mr. Davidoff serves as a director; 51,025 shares owned by Sterling Equities/Carl Marks Capital, Inc., for which Mr. Davidoff serves as a director; and 180,570 shares into which a subordinated promissory note held by CMNY Capital II, L.P. is convertible. Other then the 5,000 shares first described, Mr. Davidoff disclaims beneficial ownership of such shares.

(i) Includes beneficial ownership by MidMark Advisors II, LLC, the general partner of MidMark Equity Partners II, L.P.

(j) Mr. Clevenger is a managing director of MidMark Equity Partners II, L.P. and a managing member of MidMark Advisors II, LLC. Represents 6,667 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options and 2,214,879 shares owned by MidMark Equity Partners II, L.P. Other than the 6,667 shares first described, Mr. Clevenger disclaims beneficial ownership of such shares.

(k) Mr. Finlay is a director of MidMark Equity Partners II, L.P. Represents 6,667 shares of Class A Common Stock underlying options that may be acquired upon exercise of such options and 2,214,879 shares owned by MidMark Equity Partners II, L.P. Other than the 6,667 shares first described, Mr. Finlay disclaims beneficial ownership of such shares.

                              CLASS B COMMON STOCK


                                                                          SHARES BENEFICIALLY OWNED(A)
                                                                          ----------------------------
NAME AND ADDRESS                                                         NUMBER        PERCENT OF CLASS
----------------                                                         ------        ----------------

A. Dale Mayo
c/o Access Integrated Technologies, Inc.
55 Madison Avenue, Suite 300
Morristown, New Jersey 07960.........................................    925,811 (b)            100%

All directors and executive officers as a group (one person).........    925,811                100%



--------------------

(a) Applicable percentage of ownership is based on 925,811 shares of Class B Common Stock outstanding as of September 9, 2005 together with all applicable options, warrants and other securities convertible into shares of the Company's Class A Common Stock for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Class B Common Stock subject to options, warrants or other convertible securities exercisable within sixty (60) days after September 9, 2005 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person.

(b) Includes 100,000 shares of Class B Common Stock held by Mr. Mayo's spouse. Mr. Mayo disclaims beneficial ownership of all 100,000 shares of Class B Common Stock held by Mr. Mayo's spouse. Each share of Class B Common Stock is convertible at any time at the holder's option into one share of Class A Common Stock.


                            BROKERS, CUSTODIANS, ETC.

     We have asked brokers and other custodians, nominees and fiduciaries to forward this information statement to the beneficial owners of our Class A Common Stock and Class B Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     All information concerning the Company contained in this information statement has been furnished by the Company. No person is authorized to make any representation with respect to the matters described in this information statement other than those contained in this information statement and if given or made must not be relied upon as having been authorized by the Company or any other person. Therefore, if anyone gives you such information, you should not rely on it. This information statement is dated October __,2005. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

                       By order of the Board of Directors

                                  A. Dale Mayo
                     President, Chief Executive Officer and
                       Chairman of the Board of Directors

                                                                      APPENDIX A
                      FORM OF WRITTEN CONSENT OF THE HOLDERS
                        OF A MAJORITY OF THE VOTING POWER
                               OF THE COMMON STOCK
                     OF ACCESS INTEGRATED TECHNOLOGIES, INC.


     Pursuant to Section 228 of the General Corporation Law of the State of Delaware and the Bylaws of Access Integrated Technologies, Inc., a Delaware corporation (the "Corporation"), the undersigned, being the holders of a majority of the voting power of the outstanding voting securities of the Corporation (the "VOTING STOCKHOLDERS"), do hereby consent to and adopt the following resolutions and actions, and the same shall be effective as if such resolutions had been duly adopted at a duly convened meeting of the stockholders of the Corporation:

          WHEREAS, the Board of Directors of the Corporation (the "BOARD") has previously determined it to be in the best interest of the Corporation to enter into a letter agreement (the "LETTER AGREEMENT"), dated as of August 29, 2005, with certain accredited investors (the "INVESTORS"), pursuant to which the Investors agreed to convert all of their 7% Convertible Debentures due 2009 of the Corporation (the "DEBENTURES") and to exercise all of their warrants (the "OLD WARRANTS") issued in connection with the Debentures, into shares of the Corporation's Class A common stock (the "COMMON STOCK"); and

          WHEREAS, copies of the Letter Agreement have been provided to each of the Voting Stockholders; and

          WHEREAS, pursuant to the Letter Agreement, the Corporation agreed to issue to the Investors, upon such conversion and exercise, an aggregate of 71,359 shares of Common Stock (the "NEW SHARES") and warrants (the "NEW WARRANTS") to purchase an aggregate of 760,196 shares of Common Stock (the "WARRANT SHARES") exercisable immediately, and for a period of five (5) years after the date they are issued, at an exercise price of $11.39 per share; and

          WHEREAS, the Voting Stockholders have determined that it is in the best interests of the Corporation to ratify and confirm the Corporation's entry into the Letter Agreement, and to consummate the transactions contemplated thereby, including the issuance of the New Shares, New Warrants, and Warrant Shares and the listing of the New Shares and the Warrant Shares on the AMEX; now, therefore, be it

          RESOLVED, that the approval of the Letter Agreement by the Board, and the execution and delivery of the Letter Agreement by the officers of the Corporation, be, and the same hereby are, ratified and confirmed in all respects; and, be it further

          RESOLVED, that the issuance and delivery by the Corporation to the Investors of an aggregate of (i) 71,359 shares of Common Stock and
          (ii) New Warrants to purchase 760,196 shares of Common Stock at an exercise price of $11.39 per share, upon substantially the terms and conditions described in the Letter Agreement be, and they hereby are, approved and authorized in all respects; and be it further

          RESOLVED, that these resolutions may be executed in one or more counterparts, each of which shall be inserted in the minute book of the Corporation and shall be deemed an original and all of which together shall be deemed to be one and the same instrument.



                            [Signature Page Follows]

     IN WITNESS WHEREOF, each of the undersigned hereby consents to the adoption of the foregoing resolutions as or the date set forth below his signature below.


                                  ______________________________ Date:__________
                                  Name:  A. Dale Mayo
                                  _______  Class A Shares
                                  _______  Class B Shares


                                  ______________________________ Date:__________
                                  Name: Kevin J. Farrell
                                  _______ Class A Shares


                                  ______________________________ Date:__________
                                  Name: Ilyssa Marks
                                  _______ Class A Shares


                                  MIDMARK EQUITY PARTNERS II, L.P.
                                  by: MidMark Advisors II, LLC

                                  ______________________________ Date:__________
                                  Name:
                                  _______ Class A Shares